UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Special RSA and Special PSU Awards

On February 20, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Park Hotels & Resorts Inc. (the “Company”) approved the grant of certain special equity awards to certain executive officers and other employees, including to each of Thomas J. Baltimore, Jr., President and Chief Executive Officer, Sean M. Dell’Orto, Executive Vice President, Chief Financial Officer and Treasurer, and Thomas C. Morey, Executive Vice President and Chief Investment Officer. The purpose of the special equity awards, which were granted under the Company’s existing 2017 Omnibus Incentive Plan (the “Omnibus Plan”), is to recognize achievement from the Company’s recent acquisition of Chesapeake Lodging Trust and to incentivize further growth of the Company in connection with such acquisition. The special equity award granted to each of Messrs. Baltimore, Dell’Orto and Morey consists of a grant of restricted shares of the Company’s common stock with time-based vesting requirements (the “Special RSA Awards”) and a grant of restricted stock units with performance-based vesting requirements (the “Special PSU Awards”).

The grant date fair values of the Special RSA Awards granted to Messrs. Baltimore, Dell’Orto and Morey are as follows: (i) $1,000,000 for Mr. Baltimore; (ii) $333,333 for Mr. Dell’Orto; and (iii) $333,333 for Mr. Morey. The number of restricted shares granted to Messrs. Baltimore, Dell’Orto and Morey was determined based on the closing sales price of the Company’s common stock reported on the New York Stock Exchange (the “NYSE”) on the grant date, rounded down to the nearest whole share.

Each Special RSA Award will vest in full on the third anniversary of the grant date, subject to the executive’s continued employment with the Company through such vesting date. With respect to Mr. Baltimore’s Special RSA Award, the vesting upon termination of employment will be as set forth in that certain Executive Employment Agreement between him and the Company, dated April 26, 2016 (the “CEO Employment Agreement”). With respect to Messrs. Dell’Orto and Morey’s Special RSA Awards, in the event of such executive’s termination of employment (i) without “cause” (as defined in the Omnibus Plan) or due to “retirement” (as defined in the applicable award agreement) after the first anniversary of the grant date, all of the unvested shares will become vested, (ii) without cause within 12 months following a “change in control” (as defined in the Omnibus Plan), all of the unvested shares will become vested, and (iii) due to death or “disability” (as defined in the Omnibus Plan), a prorated amount of the shares will become vested based on the actual days worked by the executive during the vesting period. The executives will receive dividends on the restricted shares underlying the Special RSA Awards at the same time that regular dividend payments are made on the Company’s common stock.

The target values of the Special PSU Awards granted to Messrs. Baltimore, Dell’Orto and Morey are as follows: (i) $1,000,000 for Mr. Baltimore; (ii) $333,333 for Mr. Dell’Orto; and (iii) $333,333 for Mr. Morey. The target number of restricted share units granted to each such executive (the “Target Special PSU Award”) was determined based on the closing sales price of the Company’s common stock reported on the NYSE on the grant date, rounded down to the nearest whole unit. Each Special PSU Award will vest based on the Company’s achievement of the following two performance goals, subject to the executive’s continued employment with the Company through December 31, 2020 (the “End Date”): (x) the Company’s total shareholder return over the one-year performance period commencing on September 18, 2019 (the date of the closing of the acquisition of Chesapeake) and ending on September 18, 2020, being greater than the 50th percentile relative to the total shareholder returns of the companies that constitute the FTSE NAREIT Lodging Resorts Index (that had a market capitalization in excess of $1 billion as of September 18, 2019) over such performance period; and (y) the Company realizing run rate annualized synergies as of the End Date of at least $24 million relating to its acquisition of Chesapeake Lodging Trust, determined based on the annualized impact achieved from any identifiable revenue enhancements and costs eliminated, net of costs added, associated with the integration of the legacy Company and Chesapeake platforms, with the number of performance-based restricted stock units that vest being (i) zero percent of the Target Special PSU Award (if neither of the performance goals is achieved), (ii) 100% of the Target Special PSU Award (if either, but not both, of the two performance goals is achieved) or (iii) 200% of the Target Special PSU Award (if both of the performance goals are achieved). The Special PSU Awards will be subject to a two-year transfer restriction such that any shares of the Company’s common stock issued to an executive pursuant to a vested Special PSU Award will not be transferable by the executive prior to January 1, 2023, other than by will or by the laws of descent and distribution.

With respect to Mr. Baltimore’s Special PSU Award, in the event of his termination of employment prior to the End Date, the vesting upon termination of employment will be as set forth in the CEO Employment Agreement. With respect to Messrs. Dell’Orto and Morey’s Special PSU Awards, in the event of such executive’s termination of employment prior to the End Date (i) without cause, due to retirement or due to death or disability, a prorated amount of the restricted stock units will vest based on the actual days worked during the period commencing on the grant date and ending on the End Date (and calculated based on actual performance through the End Date) and (ii) without cause within 12 months following a change in control, the restricted stock units will vest based on actual performance through the End Date and will not be prorated, provided that if the restricted stock units are not substituted or assumed following a change in control, then the restricted stock units will vest on the day immediately prior to the consummation of such change in control based on actual performance through such day. After the End Date, once the Compensation Committee has determined the achievement of the performance goals and the actual number of restricted stock units that have vested based on such performance, the executives will receive accrued dividend equivalents on the restricted stock units underlying the vested Special PSU Awards based on each regular cash dividend declared on the Company’s common stock during the period commencing on January 1, 2020 and ending on the End Date.

A copy of the form of CEO Special Performance Stock Unit Award Agreement, form of CEO Special Restricted Stock Award Agreement, form of Executive Special Performance Stock Unit Award Agreement and form of Executive Special Restricted Stock Award Agreement are being filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, and each is incorporated herein by this reference. The foregoing description of the terms of the Special RSA Awards and Special PSU Awards is qualified in its entirety by reference to the full text of such award agreements.

Changes to Short-Term Incentive Program and Long-Term Incentive Program Related to CEO Compensation; 2020 CEO STIP and LTIP Target Amounts and Grants

The Compensation Committee has also approved the following matters:

(i)	amendments to the Park Hotels & Resorts Inc. Executive Short-Term Incentive Program (“STIP”) to, among other things, increase the threshold, target and maximum amounts of the Chief Executive Officer’s bonus from 75%, 150% and 225%, respectively, of his base salary (with the Committee having discretion to set a higher maximum amount) to 87.5%, 175% and 350%, respectively, of his base salary (with the Committee having discretion to set a higher threshold amount and continuing to have discretion to set a higher maximum amount); and

(ii)	amendments to the Park Hotels & Resorts Inc. Executive Long-Term Incentive Program (“LTIP”) to, among other things, (i) increase the target value of awards to the Chief Executive Officer under the LTIP from “$3,500,000 or more for the CEO” to “$5,250,000 or more for the CEO” and (ii) provide that 40% of the CEO’s LTIP award will be granted in time-based restricted shares of the Company’s common stock (“RSAs”) and 60% will be granted in performance-based restricted stock units (“PSUs”) (with grants for the other participants under the LTIP, other than the CEO, continuing to consist of 50% RSAs and 50% PSUs).

Copies of the Amended and Restated Park Hotels & Resorts Inc. Short-Term Incentive Program and the Amended and Restated Park Hotels & Resorts Inc. Long-Term Incentive Program incorporating the amendments to the STIP and the LTIP are being filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K, and each is incorporated herein by this reference. The foregoing description of the STIP and the LTIP, and the amendments thereto, is qualified in its entirety by reference to the full text of the Amended and Restated Park Hotels & Resorts Inc. Short-Term Incentive Program and the Amended and Restated Park Hotels & Resorts Inc. Long-Term Incentive Program.

In addition, the Compensation Committee approved the 2020 target bonus under the amended STIP and grants of equity awards under the amended LTIP for Mr. Baltimore as follows:

(i)	target bonus under the STIP (as amended as described above) for 2020 of 175% of Mr. Baltimore’s base salary ($1,750,000) upon satisfaction of performance metrics, an increase from 150% of base salary in 2019. The bonus payable to Mr. Baltimore for satisfaction of performance metrics at the threshold level would be 87.5% of base salary ($875,000), an increase from 75% of base salary in 2019, with a maximum bonus payable of 350% of base salary ($3,500,000), an increase from 300% of base salary in 2019; and

(ii)	grants of equity awards for 2020 under the LTIP (as amended as described above) having a target value of $5,250,000, with 60% of such award consisting of PSUs and 40% consisting of RSAs. The number of PSUs and RSAs granted to Mr. Baltimore was determined based on the closing sales price of the Company’s common stock reported on the NYSE on the grant date, rounded down to the nearest whole share. In 2019, Mr. Baltimore was granted equity awards under the LTIP having a target value of $4,000,000, with 50% of such award consisting of RSAs and 50% of such award consisting of PSUs.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Form of CEO Special Performance Stock Unit Award Agreement

10.2	Form of CEO Special Restricted Stock Award Agreement

10.3	Form of Executive Special Performance Stock Unit Award Agreement

10.4	Form of Executive Special Restricted Stock Award Agreement

10.5	Park Hotels & Resorts Inc. Executive Short-Term Incentive Program (amended and restated as of February 24, 2020).

10.6	Park Hotels & Resorts Inc. Executive Long-Term Incentive Program (amended and restated as of February 24, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park Hotels & Resorts Inc.

Date: February 26, 2020	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer